MARITRANS INC. ANNOUNCES PRELIMINARY FIRST QUARTER 2006
OPERATING DATA
SCHEDULES FIRST QUARTER 2006 EARNINGS RELEASE AND CONFERENCE CALL
     TAMPA, FL — April 13, 2006 — Maritrans Inc. (NYSE: TUG), a leading U.S. flag marine petroleum transport company, today announced preliminary operating data for the first quarter of 2006. This operating data may differ from the Company’s actual first quarter operating data and may not be predictive of the Company’s financial results, which are expected to be announced on Monday, May 1, 2006.
OUT OF SERVICE TIME
     The Company expects to report approximately 108 days of out of service time for maintenance and capital projects during the first quarter of 2006. This number includes 72 days that were forecasted in February 2006 as well as an additional 36 days of unscheduled maintenance primarily due to weather related barge repairs. The Company also expects to report 80 days of out of service for idle time in its spot fleet related to refinery maintenance turnarounds in the Gulf of Mexico, the slow ramping up of production at a number of Gulf refineries impacted by the 2005 hurricane season, and Gulf refineries shut down for retooling to prepare for the new ultra low sulfur diesel specifications. In the Delaware River refinery system, there were three refineries undergoing scheduled maintenance for a portion of the quarter and as a result the Company’s lightering volumes delivered were down less than 2 percent from the fourth quarter of 2005 levels. Based on the expected total out of service time, the Company’s fleet utilization for the first quarter of 2006 was approximately 79 percent compared to 77.1 percent in the fourth quarter of 2005 and 81.8 percent in the first quarter of 2005. The Company also expects to report a total of 43.6 million barrels carried and 1,307 available days in the first quarter of 2006, compared to 41.7 million barrels carried and 1,220 available days in the fourth quarter of 2005 and 45.2 million barrels carried and 1,189 available days in the first quarter of 2005. A portion of the increase in available days in the first quarter of 2006 is due to the addition of the M/V Seabrook midway through the fourth quarter of 2005.
SPOT RATES
     Rates in the U.S. Jones Act spot market in the first quarter of 2006 averaged 14 percent higher than the first quarter of 2005 and, despite the reduced industry utilization, remained flat compared to the fourth quarter of 2005. Approximately 35 percent of Maritrans’ fleet operated in the spot market during the first quarter of 2006.
     Jonathan Whitworth, Chief Executive Officer of Maritrans, commented, “The unusual combination of events during the quarter caused scheduled refinery maintenance to be higher than expected. On a clean products yield basis, we estimate that the refining capacity decrease from the first quarter of 2005 to the first quarter of 2006 was equal to approximately 900,000 bbls./day of gasoline, diesel and jet fuel production, which was even higher than industry projections. PIRA Energy Group, an international energy consulting firm, reported that the amount of U.S. refinery capacity offline during the first quarter of 2006 was around 1.7 million bbls./day, which was above the originally scheduled level of 1.1 million bbls./day. While we anticipate that refinery maintenance will continue to be heavy through the second quarter, we expect market fundamentals to remain favorable in the second half of 2006 as a result of the expected demand for the Company’s transportation services and reduced supply of vessels. Longer term, we also remain optimistic on the Jones Act vessel supply and petroleum transportation demand fundamentals as well as Maritrans’ position in the U.S. Jones Act industry.”
FIRST QUARTER 2006 EARNINGS RELEASE AND CONFERENCE CALL
     The Company also announced that it will release its first quarter 2006 earnings on the afternoon of Monday, May 1, 2006. Maritrans’ management will host an investor conference call on Tuesday, May 2, 2006, at 9:00 a.m. eastern time to discuss the results. To access the conference call, dial (800) 732-8470. Following the teleconference, a replay of the call may be accessed by dialing (800) 633-8284 and entering the reservation number 21289838. The replay will be available from 11:00 a.m. eastern time on Tuesday, May 2, 2006 to 11:00 a.m. eastern time on Tuesday, May 16, 2006. The conference call will also be webcast live on Maritrans’ website, www.maritrans.com, and a replay will be available on the site immediately following the call through Tuesday, May 16, 2006.
ABOUT MARITRANS
     Maritrans Inc. is a U.S. based company with a 78-year commitment to building and operating petroleum transport vessels for the U.S. domestic trade. Maritrans employs a fleet of tug/barge units and tankers. One of these vessels, our tanker Allegiance, was redeployed in December 2005 to the transportation of non-petroleum cargo. Approximately 69 percent of our oil carrying fleet capacity is double-hulled. Our current oil carrying fleet capacity aggregates approximately 3.6 million barrels. Maritrans is headquartered in Tampa, Florida, and maintains an office in the Philadelphia area.
SAFE HARBOR STATEMENT
     Certain statements in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to present or anticipated utilization, future revenues and customer relationships, capital expenditures, future financings, and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, growth, performance, earnings per share or achievements to be materially different from any future results, levels of activity, growth, performance, earnings per share or achievements expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “seem,” “should,” “believe,” “future,” “potential,” “estimate,” “offer,” “opportunity,” “quality,” “growth,” “expect,” “intend,” “plan,” “focus,” “through,”

“strategy,” “provide,” “meet,” “allow,” “represent,” “commitment,” “create,” “implement,” “result,” “seek,” “increase,” “establish,” “work,” “perform,” “make,” “continue,” “can,” “will,” “include,” or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this prospectus supplement. The forward-looking statements are subject to a number of risks and uncertainties and include the following: demand for, or level of consumption of, oil and petroleum products; future spot market charter rates; ability to attract and retain experienced, qualified and skilled crewmembers; competition that could affect our market share and revenues; risks inherent in marine transportation; the cost and availability of insurance coverage; delays or cost overruns in the building of new vessels, the double-hulling of our remaining single hulled vessels and scheduled shipyard maintenance; decrease in demand for lightering services; environmental and regulatory conditions; reliance on a limited number of customers for revenue; the continuation of federal law restricting United States point-to-point maritime shipping to US vessels (the Jones Act); asbestos-related lawsuits; fluctuating fuel prices; high fixed costs; capital expenditures required to operate and maintain a vessel may increase due to government regulations; reliance on unionized labor; federal laws covering our employees that may subject us to job-related claims; and significant fluctuations of our stock price. Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this news release completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our estimates and assumptions only as of the date of this news release. Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.
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